UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

Cherokee International Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware	000-50593	95-4745032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2841 Dow Avenue Tustin, California	92780
(Address of Principal Executive Offices)	(Zip Code)

(714) 544-6665

(Registrant's Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2008, the Board of Directors appointed David Robbins to fill the vacancy on the Company’s Board of Directors created by the resignation of Mr. Lukas.

Mr. Robbins will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the heading “2007 Director Compensation” in the Company’s proxy statement as filed by the Company on April 28, 2008 with the Securities and Exchange Commission in connection with its 2008 annual meeting of stockholders.  Mr. Robbins was granted a nonqualified stock option to purchase 10,000 shares of the Company’s common stock, par value $0.001 per share. The option has a per share exercise price equal to $2.34, the price per share of the Company’s common stock as reported on the Nasdaq Global Market as of the close of trading on June 25, 2008, and vests in four equal annual installments commencing on the anniversary of the date of the grant.

In accordance with the Company’s customary practice, the Company will be entering into an indemnification agreement with Mr. Robbins, the form of which was attached as Exhibit 10.10 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-110723) as filed with the Securities and Exchange Commission on February 17, 2004.

Item 7.01     Regulation FD Disclosure

On June 25, 2008, the Company issued a press release concerning the appointment of Mr. Robbins.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

99.1      Press release issued by Cherokee International Corporation on June 25, 2008

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INTERNATIONAL CORPORATION
(Registrant)

Date:	June 25, 2008	By:	/s/ Linster W. Fox
Linster W. Fox
Chief Financial OfficerExecutive Vice President, Chief Financial Officer and Secretary

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